UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                     FORM 8K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                          Date of Report: April 6, 1998



                           FARM FAMILY HOLDINGS, INC.
      A Delaware Corporation Commission File No. 1-11941 IRS No. 14-1789227

                   344 Route 9W, Glenmont, New York 12077-2910
                  Registrant's telephone number: (518) 431-5000




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Item 5.  Other Events

         Farm Family Casualty Insurance Company, a wholly owned subsidiary of Farm Family Holdings, Inc., exercised its right to redeem all outstanding debt as of April 1, 1998, at a redemption price equal to 100% of the principal amount plus accrued interest from January 1, 1998 through April 1, 1998. The principal amount of the outstanding debt consisted of $293,000 of debentures and $971,000 of subordinated surplus certificates and accrued interest on the outstanding debt totaled $25,000. In addition, Farm Family Casualty Insurance Company paid a total of $102,000 for interest incurred on the debentures and subordinated surplus certificates for the year ended December 31, 1997.



                                   Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                               FARM FAMILY HOLDINGS, INC.
                                                    (Registrant)




     April 6, 1998                           /s/ Philip P. Weber
--------------------------                --------------------------------------
        (Date)                                     Philip P. Weber
                                                  President and CEO